As filed with the Securities and Exchange Commission on August 10, 1999.
                                               Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             THE CHERRY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                  36-2977756
    (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

                               3600 SUNSET AVENUE
                            WAUKEGAN, ILLINOIS 60087
                    (Address of Principal Executive Offices)


                             THE CHERRY CORPORATION
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)


                DAN A. KING                               Telephone number,
         VICE PRESIDENT OF FINANCE                      including area code,
          TREASURER AND SECRETARY                       of agent for service:
             3600 SUNSET AVENUE                            (847) 662-9200
         WAUKEGAN, ILLINOIS  60087
  (Name and Address of Agent For Service)


========================================================================================================
                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------

                                                            Proposed        Proposed
               Title of                                      Maximum         Maximum
              Securities                  Amount            Offering        Aggregate        Amount of
                 to be                     to be              Price         Offering       Registration
              Registered                Registered(1)      Per Share(2)      Price(2)             Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
  par value $1.00
  per share                           400,000 Shares         $14.00        $5,600,000        $1,557.00

========================================================================================================

1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on August 9, 1999.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents are incorporated by reference into this Registration Statement:

                  (1) The Annual Report of The Cherry Corporation (the "Company") on Form 10-K for the year ended February 28, 1999, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (2) The Company's Quarterly Report on Form 10-Q for the quarter period ended May 31, 1999, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                  (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities.

                  The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

                  None.

Item 6.  Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law and the Amended and Restated By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

                  The Company's Amended and Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its stockholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining any improper personal benefit.

                  The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on the 10th day of August, 1999.

                                             THE CHERRY CORPORATION


                                             By: /s/ Dan A. King
                                                --------------------------------
                                                Dan A. King
                                                Vice President of Finance and
                                                 Administration
                                                 Treasurer and Secretary



                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of The Cherry Corporation, hereby severally constitute Peter B. Cherry and Dan A. King, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable The Cherry Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of August, 1999.

    Signature                              Title
    ---------                              -----


 /s/ Peter B. Cherry           Chairman of the Board, President
 Peter B. Cherry               and Director


 /s/ Dan A. King               Vice President of Finance and Administration,
 Dan A. King                   Treasurer and Secretary
                               (principal financial officer)


 /s/ Kevin G. Powers           Corporate Controller and Assistant Secretary
 Kevin G. Powers               (principal accounting officer)


 /s/ Alfred S. Budnick         Vice President, President of Cherry Semiconductor
 Alfred S. Budnick             Corporation and Director



 /s/ Peter A. Guglielmi        Director
 Peter A. Guglielmi


 /s/ Robert B. McDermott       Director
 Robert B. McDermott


 /s/ Charles W. Denny          Director
 Charles W. Denny


 /s/ Dr. Thomas L. Martin, Jr. Director
 Dr. Thomas L. Martin, Jr.


 /s/ W. Ed Tyler               Director
 W. Ed Tyler

                                                    EXHIBIT INDEX

Exhibit Number                                        Description
--------------                                        -----------

      4.1 Amended and Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3(a) to Registrant's Form 8-K dated July 13, 1994).

      4.4 Amended and Restated By-Laws of the Registrant as currently in effect (incorporated herein by reference to Exhibit 3(b) to Registrant's Form 8-K dated July 6,
                         1994).

      5*                 Opinion (including consent) of McDermott, Will & Emery.

     23.1*               Consent of Arthur Andersen LLP.

     23.2*               Consent of McDermott, Will & Emery (included in
                         Exhibit 5).

      24*                Power of Attorney (included on signature page).


*Filed herewith.